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                                                                   EXHIBIT 23.12

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Corporate Express, Inc. and to the incorporation by reference therein of our report dated May 1, 1996 with respect to the financial statements of Eddy Messenger Service, Inc. included in the Registration Statement (Form S-4, No. 333-xxx) and related Prospectus of Corporate Express, Inc. for the registration of 4,221,425 shares of its common stock, filed on September 27, 1996.



White Plains, New York
September 27, 1996